PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com
512.928.6897 or 800.643.7148	512.928.7330

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Reports Fiscal First Quarter 2013 Financial Results

AUSTIN, Texas – March 12, 2013 – Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data archive solutions, reported financial results for its fiscal first quarter ended January 31, 2013.

Fiscal Q1 2013 Financial Results

Revenue for fiscal Q1 2013 increased 38% to $3.6 million from $2.6 million in the same quarter a year ago. The increase was due to the addition of StrongBox® revenue.

Gross profit for fiscal Q1 2013 was $2.6 million, or 73% of total revenue, as compared to $2.3 million or 88% of total revenue in the same quarter a year ago. The decrease in gross margin as a percentage of revenue was due to the lower margin percentage attributable to the development efforts associated with StrongBox service revenue in Q1 2013.

Operating expenses for fiscal Q1 2013 totaled $5.7 million as compared to $5.0 million in the same period a year ago. The increase in operating expenses is mainly due to increases in sales and marketing personnel from the same quarter a year ago.

Net loss for fiscal Q1 2013 totaled $3.1 million or $.27 per share, as compared to a net loss of $2.7 million or $.25 per share in the same quarter a year ago. Gross profit increases were offset by increased operating expenses in Q1 2013 as compared to the same quarter a year ago.

At January 31, 2013, cash and cash equivalents and short-term investments totaled $2.5 million, as compared to $6.9 million in the previous quarter. The decrease in cash was largely due to continued development, marketing and sales efforts of StrongBox as well as a payment on Crossroads’ debt facility of $1.5 million.

Management Commentary

“StrongBox continues to gain traction as evidenced by $1.4 million in revenue from StrongBox in our fiscal first quarter,” said Rob Sims, President and CEO at Crossroads Systems. “We are adding to the growing list of StrongBox customers as evidenced by our pipeline growing from $14 million to $17 million over the last quarter. Our recent reduction in workforce has strengthened our operational efficiency, reducing our annual expenses by more than $5 million and positioning us for profitability as we continue to see growth in StrongBox.”

Crossroads will hold a conference call later today (Tuesday, March 12, 2013) at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss the financial results. Crossroads’ CEO Rob Sims and CFO Jennifer Crane will host the call starting at 4:30 p.m. Eastern Time. A question and answer session will follow management's presentation.

Date: Tuesday, March 12, 2013

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Dial-In Number: (877) 221-8809

International: (706) 679-8667

The conference call will be broadcasted and available for replay at:

http://us.meeting-stream.com/crossroadssystemsinc  031213

The conference call will also be available via the company's Web site in the Investor Relations Events & Presentations section.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. For more information and to view recent press releases, visit www.crossroads.com.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data archive solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads holds more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, uncertainties relating to product development and commercialization, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, technological change in its industry, market acceptance of its products and services, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads Systems does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

©2013 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	October 31,	January 31,
ASSETS	2012	2013
		(Unaudited)
Current assets:
Cash and cash equivalents	$6,895	$2,456
Accounts receivable, net of allowance for doubtful
accounts of $102 and $97, respectively	2,847	2,282
Inventory	376	405
Prepaid expenses and other current assets	309	324
Total current assets	10,427	5,467
Property and equipment, net	1,521	1,439
Other assets	76	98
Total assets	$12,024	$7,004

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,260	$1,158
Accrued expenses	2,879	1,869
Deferred revenue	1,306	1,506
Current portion of long term debt	2,948	1,481
Total current liabilities	8,393	6,014
Long term liabilities	1,634	1,445
Commitments and contingencies (See Note 7)	-	-
Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized,
11,679,860 and 11,827,458 shares issued and outstanding, respectively	12	12
Additional paid-in capital	204,582	205,280
Accumulated other comprehensive loss	(39)	(44)
Accumulated deficit	(202,558)	(205,703)
Total stockholders' equity (deficit)	1,997	(455)
Total liabilities and stockholders' equity	$12,024	$7,004

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	January 31,
	2012	2013
Revenue:
Product	$1,112	$1,918
IP license, royalty and other	1,467	1,633
Total revenue	2,579	3,551
Cost of revenue:
Product	81	194
IP license, royalty and other	236	754
Total cost of revenue	317	948
Gross profit	2,262	2,603
Operating expenses:
Sales and marketing	1,409	1,960
Research and development	2,757	2,857
General and administrative	762	876
Amortization of intangible assets	47	-
Total operating expenses	4,975	5,693
Loss from operations	(2,713)	(3,090)
Interest expense	(50)	(54)
Other expense	14	(1)
Net loss	$(2,749)	$(3,145)
Basic and diluted net loss per share	$(0.25)	$(0.27)
Basic and diluted average common shares outstanding	10,974,049	11,819,003

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	January 31,
	2012	2013
Cash flows from operating activities:
Net loss	$(2,749)	$(3,145)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	161	201
Amortization of intangible assets	47	-
Gain on disposal of property and equipment	(15)	-
Stock-based compensation	763	383
Provision for doubtful accounts receivable	33	(5)
Changes in assets and liabilities:
Accounts receivable	(304)	570
Inventory	(162)	(29)
Prepaid expenses and other assets	26	(37)
Accounts payable	(1,237)	(102)
Accrued expenses	(468)	(706)
Deferred revenue	665	264
Net cash used in operating activities	(3,240)	(2,606)
Cash flows from investing activities:
Purchase of property and equipment	(119)	(119)
Purchase of held-to-maturity investments	(185)	-
Maturity of held-to-maturity investments	1,578	-
Net cash provided by (used in) investing activities	1,274	(119)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	34	2
Proceeds from borrowing on debt	2,000	-
Repayment of debt	-	(1,720)
Net cash provided by (used in) financing activities	2,034	(1,718)
Effect of foreign exchange rate on cash and cash equivalents	(177)	4
Net decrease in cash and cash equivalents	(109)	(4,439)
Cash and cash equivalents, beginning of period	7,336	6,895
Cash and cash equivalents, end of period	$7,227	$2,456